Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES FIRST QUARTER 2023 RESULTS
NEW YORK, May 3, 2023 - MetLife, Inc. (NYSE: MET) today announced its first quarter 2023 results.
First Quarter Results Summary*
•Net income of $14 million, or $0.02 per share, compared to net income of $1.6 billion, or $1.89 per share, in the first quarter of 2022.
•Adjusted earnings of $1.2 billion, or $1.52 per share, compared to adjusted earnings of $1.7 billion, or $2.04 per share, in the first quarter of 2022.
•Book value of $36.89 per share, down 22 percent from $47.39 per share at March 31, 2022.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $53.83 per share, up 2 percent from $52.97 per share at March 31, 2022.
•Return on equity (ROE) of 0.2 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 11.3 percent.
•Holding company cash and liquid assets of $4.2 billion at March 31, 2023, which is above the target cash buffer of $3.0 - $4.0 billion.

Commenting on the company’s results, MetLife President and CEO Michel Khalaf said: “While 2023 is shaping up to be another year of uncertainty, the successful actions we’ve taken to focus, simplify and differentiate our business are reflected in this quarter’s strong underlying business fundamentals. We remain focused on managing risk across economic cycles and controlling what we can to deliver for our shareholders and our stakeholders.”

*Long-Duration Targeted Improvements (LDTI)
Financial results presented in this news release reflect LDTI accounting, pursuant to Financial Accounting Standards Board Accounting Standards Update No. 2018-12, which became effective on January 1, 2023. For more information, refer to "Non-GAAP and Other Financial Disclosures."

First Quarter 2023 Summary

($ in millions, except per share data)	Three months ended March 31,
	2023	2022	Change
Premiums, fees and other revenues	$11,517	$12,589	(9)%
Net investment income	4,645	4,284	8%
Net investment gains (losses)	(684)	(517)
Net derivative gains (losses)	(90)	(951)
Total revenues	$15,388	$15,405

Adjusted premiums, fees and other revenues	$11,520	$12,487	(8)%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,541	$11,229	3%

Net income (loss)	$14	$1,571	(99)%
Net income (loss) per share	$0.02	$1.89	(99)%

Adjusted earnings	$1,184	$1,695	(30)%
Adjusted earnings per share	$1.52	$2.04	(25)%
Adjusted earnings, excluding total notable items	$1,184	$1,695	(30)%
Adjusted earnings, excluding total notable items per share	$1.52	$2.04	(25)%

Book value per share	$36.89	$47.39	(22)%
Book value per share, excluding AOCI other than FCTA	$53.83	$52.97	2%

Expense ratio	20.3%	18.0%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.0%	11.9%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.0%	19.5%

ROE	0.2%	14.9%
Adjusted ROE, excluding AOCI other than FCTA	11.3%	15.7%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	11.3%	15.7%
Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.

Supplemental slides for the first quarter of 2023, titled “1Q23 Supplemental Slides,” are available on the MetLife Investor Relations website at https://investor.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Supplemental information about MetLife's diversified global investment portfolio is contained in the "1Q23 - General Account Assets Under Management Fact Sheet," available on the above-mentioned website.

Total Company Discussion
MetLife reported first quarter 2023 premiums, fees and other revenues of $11.5 billion, down 9 percent from the first quarter of 2022. Adjusted premiums, fees and other revenues were $11.5 billion, down 8 percent on a reported basis and down 6 percent on a constant currency basis from the prior-year period, which included $1.3 billion of pension risk transfer sales.
Net investment income was $4.6 billion, up 8 percent from the first quarter of 2022, driven by increases in the estimated fair value of certain securities which do not qualify as separate accounts under GAAP. Adjusted net investment income was $4.6 billion, down 8 percent from the prior-year period, largely driven by lower variable investment income.
Net investment losses were $684 million, primarily driven by the opportunistic repositioning of fixed maturity securities in Japan and the strengthening of mortgage loan allowance for credit loss in the quarter, reflecting the current environment. Net derivative losses amounted to $90 million, or $71 million after tax during the quarter, driven by a strengthening of equity markets.
Net income was $14 million, primarily driven by net investment losses, compared to net income of $1.6 billion in the first quarter of 2022. On a per share basis, net income was $0.02, compared to net income of $1.89 in the prior-year period.
MetLife reported adjusted earnings of $1.2 billion, down 30 percent on a reported basis and down 29 percent on a constant currency basis from the first quarter of 2022. On a per share basis, adjusted earnings were $1.52, down 25 percent from the prior-year period.

Adjusted Earnings by Segment Summary*

	Three months ended March 31, 2023
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)
U.S.	7%
Asia	(53)%	(52)%
Latin America	59%	51%
Europe, the Middle East and Africa (EMEA)	9%	30%
MetLife Holdings	(55)%
*The percentages in this table are on a reported and constant currency basis.

Business Discussions
All comparisons of the results for the first quarter of 2023 in the business discussions that follow are with the first quarter of 2022, unless otherwise noted. There were no notable items in the first quarter of 2023, as indicated in the notable items table which follows the Business Discussions section of this release.

U.S.

($ in millions)	Three months ended March 31, 2023	Three months ended March 31, 2022	Change
Adjusted earnings	$707	$663	7%
Adjusted premiums, fees and other revenues	$6,697	$7,729	(13)%
Adjusted premiums, fees and other revenues, excluding PRT	$6,718	$6,471	4%
Notable item(s)	$0	$0

•Adjusted earnings were $707 million, up 7 percent, primarily driven by favorable underwriting, recurring interest margins, and volume growth, partially offset by lower variable investment income.
•Adjusted premiums, fees and other revenues were $6.7 billion, down 13 percent, driven by higher pension risk transfer sales in the prior-year period, partially offset by solid growth in Group Benefits.

Group Benefits

($ in millions)	Three months ended March 31, 2023	Three months ended March 31, 2022	Change
Adjusted earnings	$307	$117	162%
Adjusted premiums, fees and other revenues	$6,049	$6,004	1%
Notable item(s)	$0	$0

•Adjusted earnings were $307 million, up 162 percent, primarily driven by favorable underwriting and volume growth.
•Adjusted premiums, fees and other revenues were $6.0 billion, up 1 percent, driven by solid underlying growth across most products, including voluntary, mostly offset by higher premiums in the prior-year period related to participating life contracts. Premiums, fees and other revenues from participating life contracts can fluctuate with claims experience.
•Sales were up 15 percent, driven by strong growth across all market segments.

Retirement and Income Solutions

($ in millions)	Three months ended March 31, 2023	Three months ended March 31, 2022	Change
Adjusted earnings	$400	$546	(27)%
Adjusted premiums, fees and other revenues	$648	$1,725	(62)%
Adjusted premiums, fees and other revenues, excluding PRT	$669	$467	43%
Notable item(s)	$0	$0

•Adjusted earnings were $400 million, down 27 percent, largely driven by lower variable investment income, partially offset by recurring interest margins.
•Adjusted premiums, fees and other revenues were $648 million, down 62 percent, largely driven by higher pension risk transfer sales in the prior-year period.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $669 million, up 43 percent, primarily driven by strong structured settlement sales and growth in UK longevity reinsurance.
•Sales were down 54 percent, primarily due to lower stable value and pension risk transfer sales, partially offset by strong structured settlement sales.

ASIA

($ in millions)	Three months ended March 31, 2023	Three months ended March 31, 2022	Change
Adjusted earnings	$280	$599	(53)%
Adjusted earnings (constant currency)	$280	$581	(52)%
Adjusted premiums, fees and other revenues	$1,794	$1,976	(9)%
Notable item(s)	$0	$0
Asia general account assets under management (at amortized cost)	$127,120	$129,935	(2)%

•Adjusted earnings were $280 million, down 53 percent on a reported basis, and down 52 percent on a constant currency basis, largely driven by lower variable investment income.
•Adjusted premiums, fees and other revenues were $1.8 billion, down 9 percent, and essentially flat on a constant currency basis.
•Asia general account assets under management (at amortized cost) were $127.1 billion, down 2 percent, and up 3 percent on a constant currency basis.
•Sales were $653 million, up 18 percent on a constant currency basis, driven by strong sales across the region, particularly in Japan.

LATIN AMERICA

($ in millions)	Three months ended March 31, 2023	Three months ended March 31, 2022	Change
Adjusted earnings	$215	$135	59%
Adjusted earnings (constant currency)	$215	$142	51%
Adjusted premiums, fees and other revenues	$1,372	$1,036	32%
Notable item(s)	$0	$0

•Adjusted earnings were $215 million, up 59 percent on a reported basis, and up 51 percent on a constant currency basis, primarily driven by favorable underwriting, recurring interest margins and volume growth. Lower variable investment income was a partial offset.
•Adjusted premiums, fees and other revenues were $1.4 billion, up 32 percent, and up 26 percent on a constant currency basis, driven by strong sales and solid persistency across the region.
•Sales were $398 million, up 36 percent on a constant currency basis, driven by growth across the region.

EMEA

($ in millions)	Three months ended March 31, 2023	Three months ended March 31, 2022	Change
Adjusted earnings	$60	$55	9%
Adjusted earnings (constant currency)	$60	$46	30%
Adjusted premiums, fees and other revenues	$581	$601	(3)%
Notable item(s)	$0	$0

•Adjusted earnings were $60 million, up 9 percent on a reported basis, and up 30 percent on a constant currency basis, driven by higher recurring interest margins and volume growth.
•Adjusted premiums, fees and other revenues were $581 million, down 3 percent, and up 5 percent on a constant currency basis, primarily due to strong sales across the region.
•Sales were $266 million, up 27 percent on a constant currency basis, driven by growth across the region.

METLIFE HOLDINGS

($ in millions)	Three months ended March 31, 2023	Three months ended March 31, 2022	Change
Adjusted earnings	$158	$348	(55)%
Adjusted premiums, fees and other revenues	$959	$1,048	(8)%
Notable item(s)	$0	$0

•Adjusted earnings were $158 million, down 55 percent, largely driven by lower variable investment income.
•Adjusted premiums, fees and other revenues were $959 million, down 8 percent.

CORPORATE & OTHER

($ in millions)	Three months ended March 31, 2023	Three months ended March 31, 2022	Change
Adjusted earnings	$(236)	$(105)
Notable item(s)	$0	$0

•Adjusted loss of $236 million, compared to an adjusted loss of $105 million in the prior-year period, largely driven by lower variable investment income.

INVESTMENTS

($ in millions)	Three months ended March 31, 2023	Three months ended March 31, 2022	Change
Adjusted net investment income	$4,606	$4,992	(8)%

•Adjusted net investment income was $4.6 billion, down 8 percent. Variable investment income was a loss of $44 million, compared to variable investment income of $1.2 billion in the prior-year period, primarily driven by returns on private equity and real estate equity funds. Higher interest rates and asset growth were partial offsets.

FIRST QUARTER 2023 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
Three months ended March 31, 2023
Notable Items	U.S.		Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions
Total notable items	$0	$0	$0	$0	$0	$0	$0	$0

###

Contacts:     For Media:        Brian Blaser (212) 578-2415
For Investors:         John Hall (212) 578-7888

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its first quarter 2023 earnings conference call and audio webcast on Thursday, May 4, 2023, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-692-8955 (U.S.) or 234-720-6979 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, click the link to the webcast on the MetLife Investor Relations web page (https://investor.metlife.com). Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, May 4, 2023, until Thursday, May 11, 2023, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 5649808. To access the replay of the conference call over the internet, visit the above-mentioned website.
Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	return on equity; and	(vii)	return on MetLife, Inc.’s common stockholders’ equity; and

(viii)	adjusted return on equity, excluding AOCI other than FCTA.	(viii)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted net investment income;	(v)	net investment income
(vi)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vi)	capitalization of DAC;
(vii)	adjusted earnings available to common shareholders;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted return on equity;	(xi)	return on equity;
(xii)	adjusted return on equity, excluding AOCI other than FCTA;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	return on equity;
(xiv)	investment portfolio gains (losses);	(xiv)	net investment gains (losses);
(xv)	derivative gains (losses);	(xv)	net derivative gains (losses);
(xvi)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xvi)	total MetLife, Inc.’s stockholders’ equity;
(xvii)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xvii)	total MetLife, Inc.’s stockholders’ equity;
(xviii)	book value per common share, excluding AOCI other than FCTA;	(xviii)	book value per common share;

(xix)	free cash flow of all holding companies;	(xix)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xx)	adjusted other expenses;	(xx)	other expenses;
(xxi)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxi)	other expenses, net of capitalization of DAC;
(xxii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxii)	other expenses, net of capitalization of DAC;
(xxiii)	adjusted expense ratio;	(xxiii)	expense ratio;
(xxiv)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxiv)	expense ratio;
(xxv)	direct expenses;	(xxv)	other expenses;
(xxvi)	direct expenses, excluding total notable items related to direct expenses;	(xxvi)	other expenses;
(xxvii)	direct expense ratio; and	(xxvii)	expense ratio; and
(xxviii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxviii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period. As a result, comparable prior period amounts are updated each period to reflect the most recent period average currency exchange rates.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.

MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.

Effective January 1, 2023, MetLife adopted ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts, as amended ("LDTI"), with a transition date of January 1, 2021, which impacted the calculation of adjusted earnings. Due to the adoption of LDTI, the measurement model was simplified for DAC and VOBA, and most embedded derivatives were reclassified as market risk benefits. As a result, MetLife updated its calculation of adjusted earnings to remove certain adjustments related to the amortization of DAC, VOBA and related intangibles and adjusted for changes in measurement of certain guarantees. Under LDTI, adjusted earnings excludes changes in fair value associated with market risk benefits, changes in discount rates on certain annuitization guarantees, losses at contract inception for certain single premium business, and asymmetrical accounting associated with in-force reinsurance. All periods presented herein reflect the updated calculation of adjusted earnings.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, and (iii) revenues and costs related to divested businesses, non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP.
Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefits remeasurement gains (losses) and goodwill impairments. Further, policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments.
Asymmetrical and non-economic accounting adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment hedge adjustments").
•Other revenues include settlements of foreign currency earnings hedges.
•Policyholder benefits and claims excludes (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, and (iii) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts.
•Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments.
Divested businesses are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Other adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income and interest credited to policyholder account balances excludes certain amounts related to contractholder-directed equity securities ("Unit-linked contract income") and ("Unit-linked contract costs").
•Other revenues include fee revenue on synthetic GICs accounted for as freestanding derivatives.
•Other revenues exclude and other expenses include fees received in connection with services provided under transition service agreements.
•Other expenses exclude (i) implementation of new insurance regulatory requirements and other costs, and (ii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income attributable to noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment, components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment, components of AOCI, and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Asia General account (GA) assets under management (GA AUM) and related measures
Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio which are actively managed and stated at estimated fair value. Asia GA AUM is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife Asia's GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate equity (including real estate and real estate joint ventures) included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Statistical sales information:
•U.S.:
◦Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
◦Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.

•Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” "are confident," “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors, including those relating to the COVID-19 pandemic, identified in MetLife, Inc.’s filings with the

U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)London Interbank Offered Rate discontinuation and transition to alternative reference rates;
(11)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(12)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(13)MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;
(14)investment defaults, downgrades, or volatility;
(15)investment sales or lending difficulties;
(16)collateral or derivative-related payments;
(17)investment valuations, allowances, or impairments changes;
(18)claims or other results that differ from our estimates, assumptions, or models;
(19)global political, legal, or operational risks;
(20)business competition;
(21)technological changes;
(22)catastrophes;
(23)climate changes or responses to it;
(24)deficiencies in our closed block;
(25)goodwill or other asset impairment, or deferred income tax asset allowance;
(26)impairment of VOBA, VODA or VOCRA;
(27)product guarantee volatility, costs, and counterparty risks;
(28)risk management failures;
(29)insufficient protection from operational risks;
(30)failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;
(31)accounting standards changes;
(32)excessive risk-taking;
(33)marketing and distribution difficulties;
(34)pension and other postretirement benefit assumption changes;
(35)inability to protect our intellectual property or avoid infringement claims;
(36)acquisition, integration, growth, disposition, or reorganization difficulties;
(37)Brighthouse Financial, Inc. separation risks;
(38)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(39)legal- and corporate governance-related effects on business combinations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statements if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended
	March 31,
	2023	2022
Revenues
Premiums	$9,589	$10,617
Universal life and investment-type product policy fees	1,289	1,312
Net investment income	4,645	4,284
Other revenues	639	660
Net investment gains (losses)	(684)	(517)
Net derivative gains (losses)	(90)	(951)
Total revenues	15,388	15,405

Expenses
Policyholder benefits and claims	9,872	11,174
Policyholder liability remeasurement (gains) losses	(9)	(41)
Market risk benefit remeasurement (gains) losses	188	(1,440)
Interest credited to policyholder account balances	1,864	626
Policyholder dividends	159	199
Amortization of DAC and VOBA	470	475
Amortization of negative VOBA	(7)	(8)
Interest expense on debt	255	225
Other expenses, net of capitalization of DAC	2,339	2,260
Total expenses	15,131	13,470

Income (loss) before provision for income tax	257	1,935
Provision for income tax expense (benefit)	172	296
Net income (loss)	85	1,639
Less: Net income (loss) attributable to noncontrolling interests	5	5
Net income (loss) attributable to MetLife, Inc.	80	1,634
Less: Preferred stock dividends	66	63
Net income (loss) available to MetLife, Inc.'s common shareholders	$14	$1,571

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended
	March 31,
	2023		2022
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$14	$0.02	$1,571	$1.89

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(684)	(0.88)	(517)	(0.62)
Net derivative gains (losses)	(90)	(0.12)	(951)	(1.15)
Market risk benefit remeasurement gains (losses)	(188)	(0.24)	1,440	1.73
Premiums	—	—	41	0.05
Universal life and investment-type product policy fees	—	—	11	0.01
Net investment income	39	0.05	(708)	(0.85)
Other revenues	(3)	—	50	0.06
Policyholder benefits and claims and policyholder dividends	(70)	(0.09)	(154)	(0.18)
Interest credited to policyholder account balances	(322)	(0.41)	565	0.69
Capitalization of DAC	—	—	11	0.01
Amortization of DAC and VOBA	—	—	(8)	(0.01)
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	—	—
Other expenses	(27)	(0.03)	(79)	(0.10)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	180	0.23	180	0.22
Add: Net income (loss) attributable to noncontrolling interests	5	0.01	5	0.01
Preferred stock redemption premium	—	—	—	—
Adjusted earnings available to common shareholders	1,184	1.52	1,695	2.04
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,184	$1.52	$1,695	$2.04

Adjusted earnings available to common shareholders on a constant currency basis	$1,184	$1.52	$1,675	$2.02
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,184	$1.52	$1,675	$2.02

Weighted average common shares outstanding - diluted		781.2		830.5

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended
	March 31,
	2023	2022
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$11,517	$12,589
Less: Adjustments to premiums, fees and other revenues:
Asymmetrical and non-economic accounting	—	—
Other adjustments	(3)	47
Divested businesses	—	55
Adjusted premiums, fees and other revenues	$11,520	$12,487

Adjusted premiums, fees and other revenues, on a constant currency basis	$11,520	$12,304
Less: PRT (3)	(21)	1,258
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,541	$11,046

Net Investment Income
Net investment income	$4,645	$4,284
Less: Adjustments to net investment income
Investment hedge adjustments	(264)	(215)
Unit-linked contract income	303	(498)
Other adjustments	—	(6)
Divested business	—	11
Adjusted net investment income	$4,606	$4,992

Revenues and Expenses
Total revenues	$15,388	$15,405
Less: Adjustments to total revenues:
Net investment gains (losses)	(684)	(517)
Net derivative gains (losses)	(90)	(951)
Investment hedge adjustments	(264)	(215)
Asymmetrical and non-economic accounting	—	—
Unit-linked contract income	303	(498)
Other adjustments	(3)	41
Divested businesses	—	66
Total adjusted revenues	$16,126	$17,479

Total expenses	$15,131	$13,470
Less: Adjustments to total expenses:
Market risk benefit remeasurement (gains) losses	188	(1,440)
Goodwill impairment	—	—
Asymmetrical and non-economic accounting	103	56
Market volatility	(14)	12
Unit-linked contract costs	303	(505)
Other adjustments	16	47
Divested businesses	11	55
Total adjusted expenses	$14,524	$15,245

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended
	March 31,
	2023	2022
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(718)	$(652)
Less: Divested businesses	—	(11)
Adjusted capitalization of DAC	$(718)	$(641)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,057	$2,912
Less: Other adjustments	16	47
Less: Divested businesses	11	32
Adjusted other expenses	$3,030	$2,833

Other Detail and Ratios
Other expenses, net of capitalization of DAC	$2,339	$2,260

Premiums, fees and other revenues	$11,517	$12,589

Expense ratio	20.3%	18.0%

Direct expenses	$1,387	$1,332
Less: Total notable items related to direct expenses (2)	—	—
Direct expenses, excluding total notable items related to direct expenses (2)	$1,387	$1,332

Adjusted other expenses	$3,030	$2,833
Adjusted capitalization of DAC	(718)	(641)
Adjusted other expenses, net of adjusted capitalization of DAC	2,312	2,192
Less: Total notable items related to adjusted other expenses (2)	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,312	$2,192

Adjusted premiums, fees and other revenues	$11,520	$12,487
Less: PRT	(21)	1,258
Adjusted premiums, fees and other revenues, excluding PRT	$11,541	$11,229

Direct expense ratio	12.0%	10.7%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	12.0%	11.9%
Adjusted expense ratio	20.1%	17.6%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	20.0%	19.5%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	March 31,
Equity Details	2023	2022
Total MetLife, Inc.'s stockholders' equity	$32,194	$42,432
Less: Preferred stock	3,818	3,818
MetLife, Inc.'s common stockholders' equity	28,376	38,614
Less: Net unrealized investment gains (losses), net of income tax	(14,606)	6,083
Future policy benefits discount rate remeasurement gain (losses), net of income tax	2,748	(9,248)
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	186	195
Defined benefit plans adjustment, net of income tax	(1,356)	(1,577)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	41,404	43,161
Less: Accumulated year-to-date total notable items (2)	—	—
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$41,404	$43,161

	March 31,
Book Value (4)	2023	2022
Book value per common share	$36.89	$47.39
Less: Net unrealized investment gains (losses), net of income tax	(18.99)	7.47
Future policy benefits discount rate remeasurement gain (losses), net of income tax	3.57	(11.36)
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	0.24	0.24
Defined benefit plans adjustment, net of income tax	(1.76)	(1.93)
Book value per common share, excluding AOCI other than FCTA	$53.83	$52.97

Common shares outstanding, end of period (5)	769.2	814.8

	For the Three Months Ended
	March 31,
Average Common Stockholders' Equity	2023	2022
Average common stockholders' equity	$27,220	$42,272
Average common stockholders' equity, excluding AOCI other than FCTA	$41,856	$43,210
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$41,856	$43,210

	For the Three Months Ended
	March 31, (6)
Return on Equity	2023	2022
Return on MetLife, Inc.'s:
Common stockholders' equity	0.2%	14.9%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	17.4%	16.0%
Common stockholders' equity, excluding AOCI other than FCTA	11.3%	15.7%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	11.3%	15.7%

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended
	March 31,
	2023	2022

U.S. (3):

Adjusted earnings available to common shareholders	$707	$663
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$707	$663

Adjusted premiums, fees and other revenues	$6,697	$7,729
Less: PRT	(21)	1,258
Adjusted premiums, fees and other revenues, excluding PRT	$6,718	$6,471

Group Benefits (3):

Adjusted earnings available to common shareholders	$307	$117
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$307	$117

Adjusted premiums, fees and other revenues	$6,049	$6,004

Retirement & Income Solutions (3):

Adjusted earnings available to common shareholders	$400	$546
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$400	$546

Adjusted premiums, fees and other revenues	$648	$1,725
Less: PRT	(21)	1,258
Adjusted premiums, fees and other revenues, excluding PRT	$669	$467

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended
	March 31,
	2023	2022

Asia:

Adjusted earnings available to common shareholders	$280	$599
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$280	$599

Adjusted earnings available to common shareholders on a constant currency basis	$280	$581
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$280	$581

Adjusted premiums, fees and other revenues	$1,794	$1,976
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,794	$1,792

Latin America:

Adjusted earnings available to common shareholders	$215	$135
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$215	$135

Adjusted earnings available to common shareholders on a constant currency basis	$215	$142
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$215	$142

Adjusted premiums, fees and other revenues	$1,372	$1,036
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,372	$1,087

EMEA:

Adjusted earnings available to common shareholders	$60	$55
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$60	$55

Adjusted earnings available to common shareholders on a constant currency basis	$60	$46
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$60	$46

Adjusted premiums, fees and other revenues	$581	$601
Adjusted premiums, fees and other revenues, on a constant currency basis	$581	$551

MetLife Holdings (3):

Adjusted earnings available to common shareholders	$158	$348
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$158	$348

Adjusted premiums, fees and other revenues	$959	$1,048

Corporate & Other (3):

Adjusted earnings available to common shareholders	$(236)	$(105)
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(236)	$(105)

Adjusted premiums, fees and other revenues	$117	$97

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended
	March 31,
	2023	2022
Variable investment income (post-tax, in millions) (7)
U.S.
Group Benefits	$—	$12
Retirement and Income Solutions	(3)	277
Total U.S.	(3)	289
Asia	(25)	288
Latin America	(2)	16
EMEA	—	—
MetLife Holdings	2	208
Corporate & Other	(7)	135
Total variable investment income	$(35)	$936

See footnotes on last page.

MetLife, Inc.
(Unaudited)

March 31,
		2023	2022
Cash & Capital (8), (9), (10) (in billions)
Holding Companies Cash & Liquid Assets		$4.2	$4.2

March 31, 2023
Real Estate Equity (11) (in billions)
Unrealized gains on real estate equity			$6.4

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Results on a constant currency basis are not included as constant currency impact is not significant.

(4)	Book values exclude $3,818 million of equity related to preferred stock at both March 31, 2023 and 2022.

(5)	There were share repurchases of $0.8 billion for the three months ended March 31, 2023. There were share repurchases of $223 million in April 2023.

(6)	Annualized using quarter-to-date results.

(7)	Assumes a 21% tax rate.

(8)	The 2022 combined U.S. risk based capital ratio was 367%, which is above MetLife's 360% target on an NAIC basis. This ratio includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. MetLife calculates RBC annually as of December 31 and, accordingly, the calculation does not reflect conditions and factors occurring after the year end.

(9)
The total U.S. statutory adjusted capital is expected to be approximately $17.7 billion at March 31, 2023, down 3% from December 31, 2022. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(10)
As of December 31, 2022, the solvency margin ratio of MetLife's insurance subsidiary in Japan was 701%, which is calculated quarterly and does not reflect conditions and factors occurring after December 31, 2022. The expected Japan solvency margin ratio as of March 31, 2023 is approximately 725%.

(11)	Real estate equity fair value of $18.1 billion and carrying value of $11.7 billion.